Exhibit 99.1

        MCAFEE, INC REPORTS FOURTH QUARTER REVENUE OF $253.3 MILLION AND
         FULL YEAR 2005 REVENUE OF $987.3 MILLION AND PROVIDES GUIDANCE

    SANTA CLARA, Calif., Feb. 9 /PRNewswire-FirstCall/ -- McAfee, Inc.
(NYSE: MFE), today announced that for the fourth quarter ended Dec. 31, 2005, consolidated GAAP net revenue was $253.3 million. On a GAAP basis, McAfee's fourth quarter net earnings were $40 million, or $0.23 per diluted share. On a non-GAAP basis, net earnings were $45 million, or $0.27 per diluted share.

    For the full year 2005, consolidated GAAP net revenue was $987.3 million. On a GAAP basis, full year 2005 net earnings were $139.9 million, or $0.83 per diluted share. On a non-GAAP basis, net earnings were $205.5 million, or $1.21 per diluted share.

    Financial Highlights

    -- New McAfee revenue grew by 4.4% year over year and was relatively flat sequentially. GAAP revenue which includes the impact of divested businesses grew 3.7% year over year and was relatively flat sequentially.

    -- Overall McAfee consumer revenue grew by 26.1% year over year. Revenue from the online consumer services grew by 45.6% year over year. McAfee added 2.2 million net new subscribers in the quarter, with an average number of subscriptions per subscriber of 1.68 at year-end. Revenues for the consumer retail business declined by 14.5% year over year.

    -- The new McAfee demonstrated year over year bookings growth across all five regions, with North America growing by 20%, Europe, Middle East and Africa (EMEA) by 3%, Asia Pacific (APAC) by 39%, Japan by 10% and Latin America (LTAM) by 51%.

    -- Deferred revenue grew by $89.5 million in the quarter to end the year at $746.4 million.

    -- McAfee ended the year with cash and cash equivalents, restricted cash and marketable securities of $1,308 million ($51.4 million of which is restricted cash).

    Financial Outlook

    -- McAfee expects net revenue for the first quarter of 2006 to be between $250 million and $280 million and non-GAAP earnings per share between $0.28 per diluted share and $0.32 per diluted share. Non-GAAP net earnings assumes an effective tax rate of 27%.

    -- McAfee expects its full year 2006 revenue to be between $1,050 million and $1,150 million and non-GAAP net earnings to between $1.25 and $1.35 per share. Non-GAAP net earnings assumes an effective tax rate of 27%.

    "In the fourth quarter, McAfee delivered record bookings as it continues to deliver proven security solutions to its customers," said George Samenuk, Chairman and CEO of McAfee. "Customers are investing in McAfee for the long term as we continue to deliver innovative security solutions."

    Business Highlights:

    -- McAfee announced its settlement agreement with the Securities and Exchange Commission (SEC) resolving charges filed against the Company in connection with the SEC's investigation of the results of the Company.

    -- McAfee executive vice president and general counsel Kent Roberts was elected chairman of the Business Software Alliance's (BSA) Board of Directors for 2006. Roberts will lead BSA's board in guiding the organization's public policy initiatives, anti-piracy efforts and education programs worldwide.

    -- McAfee appointed Dale Fuller to the McAfee Board of Directors, effective
       January 20, 2006. Fuller brings extensive experience in general management, marketing and business development to McAfee.

    -- Executives George Kurtz and Stuart McClure were named to silicon.com's
       "Agenda Setters 2005" Top 50 List. Kurtz and McClure were recognized for their importance in raising awareness around hacking-related security concerns.

    -- McAfee was named the leader by CIO Insight Magazine's Vendor Value
       Research Study with the most-improved score since 2003 in that category. McAfee was also selected as an excellent place of employment by Development Magazine and voted "Top Quality Security Company" of the Year by B2B Magazine Brazil.

    -- McAfee ended 2005 with many accolades regarding its channel strategy and commitment to being a channel-friendly organization.

       -- McAfee received honors from Softchoice, which recognized McAfee as "Software Vendor of the Year" in the US and Canada.

       -- McAfee was recognized by Ingram Micro Inc. with its 2005 Award of
          "Excellence in Security."

       -- Tech Data U.S. also recognized McAfee with one of seven "Difference in Distribution" awards.

    -- McAfee announced the beginning of McAfee Stop Spyware Week, a global initiative that was designed to raise awareness of the threats posed by spyware and other potentially unwanted programs (PUPs) to consumers and businesses.

    -- McAfee, along with Symantec, Trend Micro, ICSA Labs and Thompson Cyber
       Security Labs, announced an agreement to create identification and testing methodologies for spyware mitigation technologies. As a result of this collaboration, enterprise and consumer customers will be able to make better informed anti-spyware technology decisions.

    -- McAfee secured 53 patents in 2005, bringing its total to 184.

    -- McAfee continued to develop comprehensive and proven solutions to help its enterprise customers block attacks and prevent disruptions.

       -- McAfee announced significant enhancements to the McAfee Foundstone(R) product line: Foundstone Enterprise 4.2, featuring regulatory compliance templates and the FS 850, a new zero maintenance, remote assessment appliance.

       -- McAfee released two newly enhanced anti-spyware offerings: McAfee
          AntiSpyware Enterprise, a standalone anti-spyware solution for medium to large businesses, and McAfee Managed VirusScan(R) plus AntiSpyware; an easy-to-use, subscription-based service for small businesses.

    -- McAfee AVERT(R) Labs continued to safeguard McAfee customers from a number of threats, including W32/Sober@MM!M681 and W32/MyWife.d@MM!M24. The Labs also provided zero-day protection against the exploitation of 10 Microsoft vulnerabilities. The Labs also added detection for over 19,000 threats, including viruses, worms, trojans and Potentially Unwanted Programs.

    -- McAfee AVERT Labs celebrated its tenth anniversary and its decade of tracking and providing protection against Internet threats. In conjunction with the anniversary, McAfee AVERT Labs unveiled its outlook for security threats in 2006.

    -- McAfee also initiated comprehensive, layered coverage and classification for botnets through a new set of signatures for its Intrushield(R) Network IPS Appliances. McAfee is the first in the industry to classify botnets as a separate category independent of the malware that helps install them.

    -- McAfee enterprise technology received strong third party validation in the fourth quarter.

       -- McAfee was placed in the leader quadrant in its "Magic Quadrant for Intrusion Prevention Systems, 2H05" published in November 2005.

       -- McAfee has been named the Leader in the January report, "Forrester
          Wave: Enterprise Antispyware, Q1 2006," for its strong management and reporting capabilities.

       -- McAfee Secure Messaging Gateway (SMG) appliance was rated number one by West Coast Labs in anti-spam testing against CipherTrust's IronMail. McAfee SMG also received a Premium Checkmark Anti-Spam Certification in testing performed by West Coast Labs for accurately detecting 97.0% of spam.

       -- McAfee Secure Web Gateway won a head to head comparative review in eWeek Magazine. The appliance was said to have "the most comprehensive threat detection capabilities."

       -- McAfee VirusScan Enterprise 8.0i and the McAfee Secure Internet
          Gateway (SIG) Appliance were selected as finalists for SC Magazine's annual Awards 2006.

       -- McAfee won four different categories in Tech Target's Information
          Security magazine 2006 "Products of the Year" Awards. McAfee IntruShield and McAfee Foundstone won Gold in the Intrusion Prevention and Vulnerability Management categories.

       -- McAfee Active Virus Defense has been named a finalist in the Software
          & Information Industry Association's 21st Annual Codie Awards.

       -- McAfee was recognized by the Localization Industry Standards
          Association (LISA) and the Association of Support Professionals (ASP) as one of the "Ten Best International Web Support Sites."

       -- CompuChannel Latin America named McAfee Entercept "Best Enterprise
          Software of the Year" and McAfee Internet Security Suite was named "Best Consumer Software of the Year."

    -- McAfee also announced several successful enterprise customer deployments, including:

       -- AT&T, Inc., which uses McAfee's anti-spam technology for its small business and residential customers subscribing to its Unified Communications service.

       -- Continental Airlines, which selected and implemented McAfee(R)
          VirusScan(R) Enterprise 8.0i and McAfee ePolicy Orchestrator(R) (ePO(TM)) to improve its security posture against today's constantly evolving security threats.

       -- Unisys, which selected McAfee(R) Foundstone(R) as the vulnerability management component of its managed security services.

    -- McAfee consumer also achieved the following technology endorsements:

       -- McAfee VirusScan 2006 won Smart Computing's "Smart Choice" award, PC
          Magazine's "Product of the Year" award and "Editor's Choice" award.

       -- McAfee Internet Security Suite was named "System Security Product of the Year" by Small Business Computing, "Security Software of the Year" by PC World Latin America in October 2005.

       -- McAfee Personal Firewall Plus won Editor's Choice by Micro Mart in the
          UK.

    -- The McAfee consumer business expanded its partnership base and also delivered solutions with existing partners.

       -- McAfee signed a new agreement with US Robotics to include trial-to-paid offer of McAfee Internet Security in shipments of their modems and routers.

       -- McAfee also signed a partnership with Pal Talk to offer McAfee consumer security products to their 4 million chat and video services subscribers.

       -- McAfee signed a partnership with N-Able to combine McAfee Managed
          VirusScan with their SMB management software through their 600 MSP partners.

       -- McAfee signed a new agreement with Real Networks to include McAfee
          Anti-virus and Firewall as part of their super pass program.

       -- McAfee signed a white box agreement with Paradigit in the NL to include McAfee Security with their own systems sold through Paradigit's 60 retails stores.

       -- McAfee announced it partnered with Sony Ericsson to include McAfee
          VirusScan Mobile and McAfee Firewall Mobile with Sony Ericsson's P990i and M600 phones. McAfee VirusScan Mobile and McAfee Firewall Mobile will be available to users via a free 30-day trial with the option to renew on an annual basis.

       -- McAfee together with its Japanese subsidiary, McAfee Co., Ltd., announced that Toshiba will pre-install McAfee security solutions on its 2006 dynabook Notebook PCs, beginning with dynabook's spring 2006 models.

       -- McAfee announced that it was first to market with offering consumers the option to purchase multi-year subscriptions through OEM partners Dell and Gateway.

       -- McAfee will also provide McAfee(R) VirusScan(R) and McAfee Personal
          Firewall Plus to subscribers of Microsoft's MSN(R) Dial-Up. McAfee already provides services to subscribers of MSN Premium, an all-in-one Web service optimized for broadband users.

    Conference Call Information

    -- The company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-790-2935 (toll-free) or 517-623-4381 (toll), pass code: MFE.

    -- Attendees should dial in at least 15 minutes prior to the conference call.

    -- A replay of the call will be available until March 12, 2006 by calling
       888-566-0614 (toll-free), or 402-998-0717 (toll).

    -- A Web cast of the call may also be found on the Internet at:
       http://phx.corporate-ir.net/phoenix.zhtml?c=104920&p=irol-IRHome (due to the length of the URL, you may need to copy and paste it into your browser).

    About McAfee, Inc.

    McAfee, Inc., headquartered in Santa Clara, California and the leading dedicated security technology company, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security.

    www.mcafee.com

    NOTE: McAfee, ePO, ePolicy Orchestrator, VirusScan, AVERT, IntruShield, Entercept and Foundstone are registered trademark of McAfee, Inc. and/or its affiliates in the US and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners.
(C) 2006 McAfee, Inc. All rights reserved.

    Disclosure Statements

    Non-GAAP net earnings and pro-forma operating margin exclude amortization of purchased technology and intangibles expense, stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges, divestiture expense, SEC settlement charge, in process research and development and reimbursements associated with the transition services agreement with Network General; non-GAAP net earnings assume an effective tax rate of 25% for 2005. McAfee management believes that the 25% pro forma effective tax rate is reflective of a long-term normalized tax rate under the global McAfee structure as of the period end. McAfee's management uses non-GAAP net earnings and pro-forma operating results to evaluate the company's operating performance and believes that excluding these items enhances management's and its investors' ability to evaluate McAfee's comparable historical operating results. McAfee's management believes that all disclosures are adequate to make the information presented not misleading.

    McAfee is unable to provide a non-GAAP to GAAP reconciliation of projected first quarter and full year 2006 net earnings and net earnings per share. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time. In addition, due to the adoption of Statement of Financial Accounting Standard 123R, stock-based equity compensation requires many assumptions related to forfeitures, stock prices and future issuances of equity awards.

    McAfee estimates that (i) for the first quarter of 2006 restructuring charges will be in the range of $0.1 million to $2 million based on decisions made prior to 2006, excluding additional restructuring activities that may be taken after December 31st, 2005, (ii) for the first quarter 2006 amortization expense will be approximately $3.0 million on intangibles and trademarks, and $4.0 million on purchased technology and (iii) for the first quarter of 2006 other charges related to the IntruVert, Foundstone and Wireless Security Corporation acquisitions will be approximately $1.0 million. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions nor does it include any intangible assets that may be acquired through future acquisitions.

    Forward-Looking Statements

    The foregoing contains forward-looking statements which include those regarding expected operating results for the first quarter and full year 2006, the benefits of new product introductions and related product benefits, and estimates for certain charges for the first quarter of 2006. Actual results could vary perhaps materially and the expected results may not occur. McAfee may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on Form 10-K as amended for the year ended December 31, 2004 and its quarterly reports filed on Form 10-Q.

    Introduction to Tables

    Non-GAAP net earnings and pro-forma operating margin exclude amortization of purchased technology and intangibles expense, stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges, divestiture expense, SEC settlement charge, in process research and development and reimbursements associated with the transition services agreement with Network General.

                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                       December 31,    December 31,
                                                           2005            2004
                                                       ------------    ------------
Assets:
  Cash and marketable securities                       $  1,257,021    $    924,681
  Restricted cash                                            51,428             617
  Accounts receivable, net (1)                              158,680         146,376
  Prepaid expenses, income taxes and other
   current assets (2)                                       106,791          99,513
  Property and equipment, net                                85,641          91,715
  Deferred taxes                                            447,654         421,063
  Goodwill, intangibles and other long term
   assets, net (2)                                          534,937         562,567
    Total assets                                       $  2,642,152    $  2,246,532

Liabilities:
  Accounts payable                                     $     34,678    $     32,891
  Accrued liabilities (1)                                   262,343         206,224
  Deferred revenue                                          746,420         601,373
  Accrued taxes and other long term liabilities             142,638         204,796
    Total liabilities                                     1,186,079       1,045,284

Stockholders' equity:
  Common stock                                                1,705           1,623
  Treasury stock                                            (68,395)             --
  Additional paid-in capital                              1,356,881       1,178,855
  Deferred stock-based compensation                            (474)         (1,777)
  Accumulated other comprehensive income                     31,300          27,361
  Retained earnings (accumulated deficit)                   135,056          (4,814)
    Total stockholders' equity                            1,456,073       1,201,248
    Total liabilities and stockholders' equity         $  2,642,152    $  2,246,532

(1) The accounts receivable, net and accrued liabilities amounts previously reported in the December 31, 2004 Form 10-K increased by $8,856 due to a reclassification of contra accounts receivable balances to accrued liabilities to conform with the 2005 presentation.

(2) The prepaid expenses, income taxes and other current assets and goodwill, intangible and other long-term assets, net amounts previously reported in the December 31, 2004 form 10-K have been adjusted by $4,174 due to reclassification of long-term prepaid commissions to conform with the 2005 presentation.

                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                      Three Months Ended        Twelve Months Ended
                                        December 31,               December 31,
                                    ----------------------    ----------------------
                                       2005         2004         2005         2004
                                    ---------    ---------    ---------    ---------
Net revenue                         $ 253,279    $ 244,153    $ 987,299    $ 910,542

Cost of net revenue                    48,168       36,030      149,100      135,578
Amortization of purchased
 technology                             3,841        3,850       15,515       13,331

  Gross profit                        201,270      204,273      822,684      761,633

Operating costs:

  Research and development (1)         45,936       44,003      176,010      172,717

  Marketing and sales (2)              75,036       82,363      294,234      354,380

  General and administrative (3)       29,888       43,727      118,436      137,172

  Reimbursement from transition
   services agreement                      --       (2,326)        (362)      (5,997)

  Loss (gain) on sale/disposal
   of assets and technology               443        2,317          (56)    (230,266)

  SEC settlement charge                    --           --       50,000           --

  Litigation reimbursement                 --           --           --      (24,991)

  Amortization of intangibles           2,793        3,528       12,902       14,065

  Restructuring charges
   (benefits)                          (2,231)       6,072        3,731       17,493

  In process R&D                           --           --        4,000           --

  Restatement costs                        --           --           --         (250)

  Divestiture expense                      --          228          996        1,031

  Acquisition retention bonuses
   and severance                          874          934        4,664        3,608

    Total operating costs             152,739      180,846      664,555      438,962

  Income from operations               48,531       23,427      158,129      322,671

Interest and other income, net          7,356        2,091       23,405       13,939
Interest expense on convertible
 debt                                      --       (1,897)          --       (5,315)
Gain on sale of securities                 --           --           --          246
Loss on redemption of debt                 --           --                   (15,070)

  Income before provision for
   income taxes                        55,887       23,621      181,534      316,471

Provision (benefit) for income
 taxes                                 16,232      (15,126)      41,664       91,406

  Net income                        $  39,655    $  38,747    $ 139,870    $ 225,065

Net income per share - basic        $    0.24    $    0.24    $    0.85    $    1.40
Net income per share -
 diluted (4)                        $    0.23    $    0.23    $    0.83    $    1.31

Shares used in per share
 calculation - basic                  167,586      160,861      165,087      160,714
Shares used in per share
 calculation - diluted                171,447      166,398      169,234      177,099

(1) Includes stock-based compensation (benefits) charges of $(803) and $4,370 for the three months ended December 31, 2005 and 2004, respectively and $(234) and $6,518 for the twelve months ended December 31, 2005 and 2004, respectively.

(2) Includes stock-based compensation (benefits) charges of $(213) and $1,752 for the three months ended December 31, 2005 and 2004, respectively and $(25) and $2,642 for the twelve months ended December 31, 2005 and 2004, respectively.

(3) Includes stock-based compensation charges of $3 and $3,193 for the three months ended December 31, 2005 and 2004, respectively and $1,315 and $4,085 for the twelve months ended December 31, 2005 and 2004, respectively.

(4) In computing net income per share on a diluted basis for the twelve months ended December 31, 2004 net income has been increased by $7,556 respectively for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis includes an additional 12.1 million shares that would have been outstanding if the diluted securities had been converted as of the beginning of the period. The convertible debt was redeemed on August 20, 2004.

                          McAFEE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                           Three Months Ended             Twelve Months Ended
                                              December 31,                    December 31,
                                      ----------------------------    ----------------------------
                                          2005            2004            2005            2004
                                      ------------    ------------    ------------    ------------
Net revenue                           $    253,279    $    244,153    $    987,299    $    910,542

Cost of net revenue                         48,168          36,030         149,100         135,578
Amortization of purchased
 technology                                     --              --              --              --

    Gross profit                           205,111         208,123         838,199         774,964

  Operating costs:

    Research and development                46,739          39,633         176,244         166,199

    Marketing and sales                     75,249          80,611         294,259         351,738

    General and administrative              29,885          40,534         117,121         133,087

    Reimbursement from
     transition services
     agreement                                  --              --              --              --

    Loss (gain) on sale/disposal
     of assets and technology                   --              --              --              --

    SEC settlement charge

    Litigation reimbursement                    --              --              --              --

    Amortization of intangibles                 --              --              --              --

    Restructuring charges
     (benefits)                                 --              --              --              --

    In process R&D

    Restatement costs                           --              --              --              --

    Divestiture expense                         --              --              --              --

    Acquisition retention
     bonuses and severance                      --              --              --              --

      Total operating costs                151,873         160,778         587,624         651,024

Income from operations                      53,238          47,345         250,575         123,940

Interest and other income, net               7,356           2,091          23,405          13,939
Interest expense on convertible
 debt                                           --              --              --              --
Gain on sale of securities                      --              --              --              --
Loss on redemption of debt                      --              --              --              --

  Income before provision for
   income taxes                             60,594          49,436         273,980         137,879

Provision for income taxes                  15,149          12,359          68,495          34,470

  Pro forma net income                $     45,445    $     37,077    $    205,485    $    103,409

Net income per share
 - diluted                            $       0.27    $       0.22    $       1.21    $       0.58

Shares used in per share
 calculation - diluted (1)                 171,447         166,398         169,234         177,099

(1) The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 12.1 million shares for the twelve months ended December 31, 2004. The convertible debt was redeemed on August 20, 2004.

     The accompanying reconciliation of pro forma condensed consolidated statements of income to the condensed consolidated statements of income is an integral part of the above pro forma financial information. The Company believes that the above pro forma information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

                          McAFEE, INC. AND SUBSIDIARIES
     RECONCILIATION OF CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
               TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                           Three Months Ended             Twelve Months Ended
                                              December 31,                    December 31,
                                      ----------------------------    ----------------------------
                                          2005            2004            2005            2004
                                      ------------    ------------    ------------    ------------
Pro forma net income                  $     45,445    $     37,077    $    205,485    $    103,409

  Provision for income taxes                15,149          12,359          68,495          34,470

Pro forma income before provision
 for income taxes                           60,594          49,436         273,980         137,879

  Amortization of purchased
   technology                               (3,841)         (3,850)        (15,515)        (13,331)

  Stock compensation benefit
   (charge)                                  1,013          (9,315)         (1,056)        (13,245)

  Reimbursement from transition
   services agreement                           --           2,326             362           5,997

  (Loss) gain on sale/disposal
   of assets and technology                   (443)         (2,317)             56         230,266

  SEC settlement charge                         --              --         (50,000)             --

  Litigation reimbursement                      --              --              --          24,991

  Amortization of intangibles               (2,793)         (3,528)        (12,902)        (14,065)

  Restructuring (charge) benefit             2,231          (6,072)         (3,731)        (17,493)

  In process R&D                                --              --          (4,000)             --

  Restatement costs                             --              --              --             250

  Divestiture expense                           --            (228)           (996)         (1,031)

  Acquisition retention bonuses
   and severance                              (874)           (934)         (4,664)         (3,608)

  Interest expense on convertible
   debt                                         --          (1,897)             --          (5,315)

  Gain on sale of securities                    --              --              --             246

  Loss on redemption of debt                    --              --              --         (15,070)

Income before provision for income
 taxes                                $     55,887    $     23,621    $    181,534    $    316,471

  Provision (benefit) for income
   taxes                                    16,232         (15,126)         41,664          91,406

Net income                            $     39,655    $     38,747    $    139,870    $    225,065

                                  McAfee, Inc.
         Revenue by Product Groups - Press Release - Total Consolidated
                                 (in thousands)

                           Q4'05                 Q3'05                 Q2'05                 Q1'05                 Q4'04
                   --------------------  --------------------  --------------------  --------------------  --------------------
McAfee             $  253,258       100% $  252,910       100% $  245,207       100% $  234,051        99% $  242,469        99%

  McAfee
   Corporate       $  137,848        54% $  136,993        54% $  128,963        53% $  132,924        56% $  150,937        62%

  McAfee
   Consumer        $  115,409        46% $  115,916        46% $  116,243        47% $  101,127        43% $   91,532        37%
    - McAfee.com       89,968        36%     87,597        35%     88,582        36%     75,041        32%     61,789        25%
    - Retail           25,441        10%     28,319        11%     27,661        11%     26,086        11%     29,742        12%

  Divested
   Business
    - NAI
      Labs                 21         0%          1         0%        175         0%      1,676         1%      1,684         1%

Total
 MFE               $  253,279       100% $  252,911       100% $  245,382       100% $  235,727       100% $  244,153       100%

                                  McAfee, Inc.
                           Bookings by Product Family
                                 (in thousands)

                           Q4'05                 Q3'05                 Q2'05                 Q1'05                 Q4'04
                   --------------------  --------------------  --------------------  --------------------  --------------------
McAfee                360,735       100%    293,819       100%    317,466       100%    281,041       100%    315,579       100%

  McAfee
   Corporate          209,309        58%    159,767        54%    177,805        56%    148,938        53%    190,682        60%
    - Enterprise      136,021        38%     94,560        32%    101,251        32%     81,596        29%    119,678        38%
    - SMB              73,288        20%     65,207        22%     76,554        24%     67,342        24%     71,004        22%

  McAfee
   Consumer           151,426        42%    134,052        46%    139,661        44%    132,103        47%    124,897        40%
    - McAfee.com      115,783        32%    102,708        35%    113,866        36%    100,611        36%     81,923        26%
    - McAfee Retail    35,643        10%     31,344        11%     25,795         8%     31,492        11%     42,974        14%

  Divested
   Business                --         0%         --         0%         --         0%         --         0%         --         0%
    - Sniffer              --         0%         --         0%         --         0%         --         0%         --         0%
    - Magic                --         0%         --         0%         --         0%         --         0%         --         0%
    - PGP                  --         0%         --         0%         --         0%         --         0%         --         0%

Total
 MFE                  360,735       100%    293,819       100%    317,466       100%    281,041       100%    315,579       100%

SOURCE  McAfee, Inc.
    -0-                             02/09/2006
    /CONTACT: Media: Siobhan MacDermott, +1-415-299-2945 or
Siobhan_macdermott@mcafee.com, or Investors: Kelsey Doherty, +1-917-842-0334 or Kelsey_doherty@mcafee.com, both of McAfee, Inc./
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.mcafee.com /